Exhibit 10.2

MONOTYPE IMAGING HOLDINGS INC.

2008 Executive Incentive Compensation Program

I.	Overview

The compensation philosophy of Monotype Imaging is to pay competitive base salaries and to provide the potential to significantly overachieve market average compensation through incentive compensation if performance of both the organization and the individual exceed expectations. Base compensation and total compensation targets are set based on area market survey data.

II.	Incentive Compensation Goals

•	Provide significant compensation to Executives to exceed annual EBITDA targets.

•	Provide incentive to Executives to achieve individual goals that have a direct relationship to Monotype Imaging’s organizational success.

•	Motivate exceptional performance at all organizational levels

•	Pay for performance. No guarantees of bonus if performance does not warrant.

•	Significant differentiation in bonus payments between less than expected performance and exceptional performance.

III.	Eligibility

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Employees who, for purposes of compensation, are classified by the President and Chief Executive Officer or the Compensation Committee as “Executives” for FY 2008, unless the Compensation Committee determines that any such Executive shall be eligible for incentive compensation under an alternative Company plan.

•	Executives hired after January 1, 2008 will be prorated based on date of hire.

•	An Executive must be employed by the Company on December 31, 2008 to be eligible to receive any incentive compensation payment under this plan.

IV.	Total Incentive Compensation Pool

The total incentive compensation pool available to Executives under this plan is based on the Company’s achievement of specific EBITDA targets established by the Board of Directors for 2008. At each pre-determined EBITDA percentage achievement, an incentive compensation pool is established as follows:

•	90 – 99.99% of EBITDA target = $450,000

•	100 – 104.99% of EBITDA target = $900,000

•	105% of EBITDA target = $1,200,000

•	105.1% of EBITDA target and higher = $1,200,000 plus 18% of each incremental EBITDA dollar, capped at $1,500,000

Calculation of the incentive compensation pool at each level is based upon the number of Executives on the date this plan is approved by the Compensation Committee. If the

Compensation Committee determines that the total number of Executives participating in this plan increased during 2008, the Compensation Committee may, but is not required to, adjust the incentive compensation pool at any or all levels.

V.	Individual Incentive Compensation for Executives

•	An Executive’s individual target incentive compensation is 40% of his or her base salary.

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An Executive’s actual incentive compensation can range from 0-60% of his or her base salary; provided that in the event the Company achieves 105.1% or more of its EBITDA target, the incentive compensation that may be paid to an Executive is not capped.

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Actual incentive compensation payments to an Executive will depend on (i) the satisfaction of the Company’s EBITDA targets, (ii) the satisfaction of the Executive’s individual pre-determined performance objectives, and (iii) the Executive’s overall performance during 2008.

•	The satisfaction of the individual performance objectives of the President and Chief Executive Officer, and his overall performance in 2008, will be reviewed by the Compensation Committee.

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The satisfaction of the individual performance objectives, and overall performance in 2008, of all other Executives will be reviewed by the President and Chief Executive Officer, together with the Executive’s supervisor.

•	All bonus recommendations will be made by the President and Chief Executive Officer to the Compensation Committee for approval.

VI.	Payments

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Payments will be made to Executives following approval of such payments by the Compensation Committee and receipt by the Company of audited financial statements for the year ended December 31, 2008. In the event that there is a subsequent change in the Company’s audited financial statements that impacts whether the bonus targets were satisfied, Executives will be required to repay to the Company any amount that was paid based solely on the satisfaction of a bonus target that was not, after such change, satisfied. While the Compensation Committee shall have no discretion to determine whether or not the repayment obligations shall be enforced, the final amounts to be repaid by each Executive shall be determined by the Compensation Committee.

VII.	Plan Guidelines

•	Total Executive incentive compensation pool is amount budgeted and accrued for plan year 2008.

•	Organization must achieve 90% of EBITDA target in order for any incentive compensation to be paid under this plan.

•	The Compensation Committee will make the final determination on all Executive bonus payments.

•	Although it is the intent of the Company to continue this compensation plan through FY2008, any Monotype Imaging compensation plan may be changed,

amended, modified or terminated at the sole discretion of the Compensation Committee.

•	No Monotype Imaging compensation plan represents a contract of employment, implied or otherwise.